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                                                                   Exhibit 11(a)





                               CONSENT OF COUNSEL
                               ------------------


              We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statements of Additional Information that are included in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Armada Funds. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.





                                       /s/ Drinker Biddle & Reath LLP
                                       ------------------------------
                                       DRINKER BIDDLE & REATH LLP




Philadelphia, Pennsylvania
September 15, 1998